UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2016

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 16, 2016, LendingTree, LLC ("Buyer"), a wholly-owned subsidiary of LendingTree, Inc. (the "Company"), acquired all of the membership interests of Iron Horse Holdings, LLC, a Delaware limited liability company, which does business under the name CompareCards.com ("CompareCards"), pursuant to a Membership Interest Purchase Agreement (the "Purchase Agreement"), dated November 16, 2016, by and among Buyer, CompareCards, all of the members of CompareCards (collectively, the "Sellers"), and Christopher J. Mettler, as the Member Representative. CompareCards operates a leading online credit card comparison shopping, credit health and credit education platform.

Under the terms of the Purchase Agreement, Buyer paid $85 million of cash consideration for the membership interests in CompareCards at the closing of the transaction, subject to adjustment for working capital and transaction expenses. Buyer deposited $8 million of such purchase price into an escrow account to secure the Sellers' indemnification obligations pursuant to the Purchase Agreement.

In addition, pursuant to the Purchase Agreement, Sellers are eligible to receive two earnout payments based on the amount of EBITDA CompareCards generates during the periods of January 1, 2017 through December 31, 2017 and January 1, 2018 through December 31, 2018. The Sellers are eligible to receive up to $45 million in aggregate earnout payments. The earnout payments are payable in cash unless the parties agree to payment in a form other than cash.

The Company issued a press release announcing the closing of its purchase of CompareCards on November 16, 2016, a copy of which is attached as Exhibit 99.1 to this report.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this report.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The information set forth above in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment no later than 71 calendar days after the date this report is required to be filed.

(b) Pro forma financial information.

To be filed by amendment no later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1
Membership Interest Purchase Agreement, dated as of November 16, 2016, by and among LendingTree, LLC, Iron Horse Holdings, LLC, all of the members of Iron Horse Holdings, LLC, and Christopher J. Mettler.*

99.1	Press release issued on November 16, 2016.
*
The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel & Corporate Secretary